SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to 14(a)
             of the Securities Exchange Act of 1934
                       (Amendment No. N/A)

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2)
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

              American Resources of Delaware, Inc.
              ------------------------------------
        (Name of Registrant as Specified In Its Charter)

          ---------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required
/ /     Fee computed on table below per Exchange
        Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:

                -------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

                -------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to ExchangeAct Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)     Proposed maximum aggregate value of transaction:

                -------------------------------------------------------
        (5)     Total fee paid:

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/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)     Amount Previously Paid:

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
             AMERICAN RESOURCES OF DELAWARE, INC.

                160 Morgan Street, P.O. Box 87
                  Versailles, Kentucky 40383
                ------------------------------

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held On July 8, 1997
                -------------------------------



        Notice is hereby given that the Annual Meeting of Stockholders of American Resources of Delaware, Inc. (the "Company") will be held at 11:00 a.m., Eastern Daylight Time, on July 8, 1997 at the
Marriott Hotel, 1800 Newtown Pike, Lexington, Kentucky 40511 for the following purposes:

        PROPOSAL NO. 1. To amend the Company's Restated Certificate of Incorporation to add Article Eleven to classify the Board of Directors into three classes of directors with staggered three-year terms.

        PROPOSAL NO. 2. To elect directors to serve for terms of one to three years, respectively, or until their successors are elected and qualified if Proposal No. 1 is approved, and to elect the same persons as directors for a term of one year if Proposal No. 1 is not approved.

        PROPOSAL NO. 3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1997.

        PROPOSAL NO. 4. To amend Article Four of the Company's
Restated Certificate of Incorporation to increase the number of authorized shares of $.00001 par value common stock from 20,000,000 shares to 50,000,000 shares.

        PROPOSAL NO. 5. The transaction of such other business as may be brought before the Annual Meeting or any adjournment or adjournments thereof.

        Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Annual Meeting or any adjournment or adjournments thereof, and any and all business for which notice is given may be transacted at any such adjourned Annual Meeting.

        All stockholders are encouraged to read the accompanying Proxy Statement carefully for further information concerning the proposals that will be presented at the Annual Meeting and prior to completion of the enclosed proxy card.

        Only holders of record of outstanding shares of the Company's Common Stock and Series 1993, 8% Convertible Preferred Stock at the close of business on May 9, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. All stockholders are invited to attend the Annual Meeting in person; however, to ensure your representation, whether or not you plan to attend the Annual Meeting, please promptly complete, date, sign and return the enclosed proxy card.


                                          Karen M. Underwood
                                          Corporate Secretary


Versailles, Kentucky
June 6, 1997

             AMERICAN RESOURCES OF DELAWARE, INC.
                160 Morgan Street, P.O. Box 87
                  Versailles, Kentucky 40383
                ------------------------------

                        PROXY STATEMENT

                ------------------------------

                      THE ANNUAL MEETING

        This Proxy Statement is furnished to stockholders of American Resources of Delaware, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Daylight Time, on July 8, 1997, at the Marriott Hotel, 1800 Newtown Pike, Lexington, Kentucky 40511 and at any adjournment or adjournments thereof (the "Annual Meeting"). Commencing on or about June 13, 1997, this Proxy Statement and the enclosed proxy card are being mailed to stockholders of record of the Company. The Company will bear the costs of this solicitation, which, in addition to mail, may include personal interviews, telephone calls, or telegrams by directors, officers and regular employees of the Company and its affiliates. The Company has engaged American Securities Transfer and Trust, Inc. 938 Quail Street, Suite 101, Lakewood, Colorado 80215, to solicit proxies and anticipates paying it compensation for such services in the amount of approximately $3,000.

VOTING

        Only record holders of outstanding shares of the Company's Common Stock, par value $.00001 per share (the "Common Stock"), and the Company's Series 1993 Preferred Stock, par value $12.00 per share (the "Series 1993 Preferred Stock"), at the close of business on the record date, May 9, 1997, are entitled to notice of and to vote at the Annual Meeting. As of such record date, 8,273,722 shares of Common Stock and 268,851 shares of Series 1993 Preferred Stock were entitled to be voted. The holders of Common Stock are entitled to cast one vote for each share of Common Stock owned of record. The holders of Series 1993 Preferred Stock are entitled to cast four votes for each share of Series 1993 Preferred Stock owned of record. The holders of Common Stock and the holders of Series 1993 Preferred Stock vote together as a single class except as otherwise required by law. As of the record date, the holders of the Common Stock and the holders of the Series 1993 Preferred Stock were entitled to cast an aggregate of 9,349,126 votes. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting. See "Security Ownership" with respect to the ownership of voting stock of the Company by directors, executive officers and certain other holders.

        The presence in person or by proxy of the holders of shares of Common Stock and/or Series 1993 Preferred Stock entitled to cast a majority of the aggregate votes entitled to be cast at the Meeting, shall constitute a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Stockholders are urged to sign the accompanying proxy card and return it promptly.

        The accompanying proxy card is designed to permit each stockholder of record at the close of business on the record date to vote in the election of directors and the proposals described in the Proxy Statement. The proxy card provides space for a stockholder to vote in favor of or to withhold voting for any or all nominees for the Board of Directors, to vote for or against any proposal to be considered at the Annual Meeting or to abstain from voting for any proposal if the stockholder chooses to do so. To be elected, each nominee must receive a majority of all votes cast at the Annual Meeting. All other matters submitted to the stockholders require the affirmative vote of majority of the votes cast at the Annual Meeting.

        To ensure representation at the Annual Meeting, each holder of outstanding shares of Common Stock and Series 1993 Preferred Stock entitled to be voted at the Annual Meeting is requested to complete, date, sign and return to the Company the enclosed proxy card, which requires no postage if mailed in the United States. Stockholders are urged to sign the accompanying proxy card and return it promptly. Banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries who are record holders of Common Stock and/or Series 1993 Preferred Stock entitled to be voted at the Annual Meeting are requested to forward all proxy cards, this Proxy Statement, and the accompanying materials to the beneficial owners of such shares and to seek authority to execute proxies with respect to such shares. Upon request, the Company will reimburse such record holders for their reasonable out-of-pocket forwarding expenses. The costs of this solicitation will be borne by the Company, including the costs of assembling and mailing the enclosed proxy card and this Proxy Statement.

        If properly executed and received by the Company before the Annual Meeting, or any adjournment or adjournments thereof, any proxy representing shares of Common Stock or Series 1993 Preferred Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and neither an abstention nor a broker nonvote will be counted as a vote for a proposal. Any properly executed proxy received that does not specify how it is to be voted on a proposal for which a specification may be made will be voted FOR such proposal at the Annual Meeting and any adjournment or adjournments thereof.

        Each stockholder returning a proxy card to the Company has the right to revoke it, at any time before it is voted, by submitting a later dated proxy in proper form, by notifying the Secretary of the Company in writing (signed and dated by the stockholder) of such revocation, or by appearing at the Annual Meeting, requesting the return of the proxy, and voting the shares in person.

        When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by Proxies designated on the proxy card in accordance with the stockholder's instructions. The Proxies are Rick G. Avare, President and Chief Executive Officer of the Company, and Douglas
L. Hawthorne, Chairman of the Board of the Company, each of whose names are listed on the proxy card. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the two designated Proxies and inserting the name(s) of such other person(s) to act as his or her prox(ies). In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person(s) named as his or her proxy and for the person(s) so named to be present and to vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

                      SECURITY OWNERSHIP

        The following table reflects certain information regarding the beneficial ownership of the outstanding equity securities of the Company as of May 9, 1997, to the extent known to the Company's
Board of Directors. Such information is included for (i) persons who own 5% or more of such equity securities, (ii) directors, (iii) nominees for director, (iv) the executive officers identified in the discussion under the heading "Executive Compensation" (the
"Named Executives"), and (v) officers and directors of the Company as a group. Unless otherwise indicated, the Company believes that each person named below has the sole power to vote and dispose of the equity securities beneficially owned by such person.

                                        Shares
Beneficial Owner          Title         Beneficially     Percent
Name/Address              Of Class      Owned(1)         Of Class(2)
------------              --------      --------         -----------

Douglas L.
Hawthorne(3)(8)           8% Pfd             3,334            1.24%
4325 Delco
Dell Road                 Common           530,853            6.15%
Kettering, OH
45429

Donald A.
Schellpfeffer,
M.D.(3)(10)
910 East the
Street
Sioux Falls,
SD 57105                  Common           441,877            5.23%

                                    3

                                         Shares
Beneficial Owner          Title          Beneficially      Percent
Name/Address              Of Class       Owned(1)          Of Class(2)
------------              --------       --------          -----------

Southern Gas
Holding Co., Inc.
160 Morgan Street
Versailles, KY 40383      Common           993,623            12.01%

Leonard K. Nave
(3)(4)(7)
160 Morgan Street
Versailles, KY 40383      Common         1,416,744            16.58%

Leonard K. Nave,
Trustee(4)(5)
160 Morgan Street
Versailles, KY 40383      Common           993,623            12.01%

Rick G. Avare
(3)(4)(6)
160 Morgan Street         8% Pfd           187,500            69.74%
Versailles, KY 40383      Common         2,198,253            24.55%

David J. Fox, Jr.
Appalachian
Production Company
605 9th Street,
Ste. 519 Huntington,
WV  25701                 Common            43,834              *

Ralph A. Currie
2920 Sweet William
Court
Lexington, KY 40502       Common            10,000              *

Whispering Pines of
Thomasville, Inc.
P. O. Box 638
Thomasville, GA           8% Pfd            28,334            10.54%


                                    4

                                         Shares
Beneficial Owner          Title          Beneficially      Percent
Name/Address              Of Class       Owned(1)          Of Class(2)
------------              --------       --------          -----------

Andrew J. Kacic
(3)(9)
6119 N. Black Bear
Loop
Tucson, AZ 85715          Common           844,822             9.42%

William D. Bishop         Common            55,000              *
(11)
739 Lakeshore Drive
Lexington, KY 40504

Len Aldridge(12)          Common            30,000              *
1999 Richmond Road
Suite 2-A
Lexington, KY 40502

Robert  L. McIntyre         N/A              N/A               N/A
300 Vine Street
Suite 500
Lexington, KY 40507

Directors, Nominees
and Executive Officers
as a group                  All
(7 persons)                 Classes      3,290,492            33.74%


 * Represents less than 1% of the Company's outstanding stock for the indicated class.

(1) Share information reflects the 1-for-4 reverse stock split of the Company's common stock effected on June 8, 1994. 8% Preferred Stock is convertible into common stock at the rate of one share of common stock for each share of Preferred Stock.

(2) Percentages assumes full exercise of outstanding options and warrants to purchase shares of the Company's common stock and conversion of 8% Preferred Stock into common stock.

(3) Includes 147,482 shares of common stock jointly owned by Messrs. Hawthorne, Kacic, Schellpfeffer, Nave and Avare. Each joint owner disclaims beneficial ownership of 80% of such shares.

(4) Includes 993,623 shares of common stock owned by Southern Gas Holding Company, Inc. ("SGH"). SGH is owned 52.5% by Rick G. Avare, 7.5% by Leonard K. Nave, individually, and 32.5% by Leonard K. Nave, as Trustee (See Note 5). Messrs. Avare and Nave, individually and as trustee, disclaim the beneficial ownership of such shares of the Company's common stock to the extent they exceed their respective percentage ownership of SGH.

(5) Leonard K. Nave is both the grantor and trustee of a trust which owns 325 shares (32.5%) of SGH. The Trust Agreement provides that 75 shares (7.5%) shall be distributed to each of his three children and 100 shares (10%) shall be distributed to his wife not later than April 30, 2000. Neither Mr. Nave's wife nor children have a right to vote the shares or to cause the trust to sell or otherwise dispose of them.

(6) Includes 680,704 shares subject to options and conversion rights exercisable within 60 days, 297,482 shares owned by Prima Capital, LLC ("Prima"), in which Mr. Avare owns a 20% interest, and 1,134 shares owned by JJR Investments, a Kentucky general partnership. Mr. Avare disclaims beneficial ownership of 80% of the shares of the Company's common stock owned by Prima.

(7) Includes 271,603 shares subject to options exercisable within 60 days.

(8) Includes 358,629 shares subject to options, warrants and conversion rights exercisable within 60 days and 24,500 shares held in Mr. Hawthorne's retirement plan.

(9) Includes 690,590 shares subject to options exercisable within 60 days and 6,750 shares owned by the Andrew J. Kacic Profit Sharing Plan.

(10) Includes 207,415 shares subject to options and warrants exercisable within 60 days, 20,729 shares subject to warrants exercisable within 60 days held by Anesthesia Association, Inc. ("AAI"), 6,122 shares subject to warrants exercisable within 60 days held by Midwest Anesthesiology Profit Sharing Plan, 10,655 shares held by AAI, 470 shares held by Midwest Anesthesiology Service II Profit Sharing Plan, 2,068 shares held in trusts for the benefit of Dr. Schellpfeffer's children, with respect to which Dr. Schellpfeffer acts as custodian, 12,185 shares held in Individual Retirement Plans for Dr. Schellpfeffer and members of his family, and 70,872 shares held by DARS Limited, of which Dr. Schellpfeffer is a principal.

(11) Includes 15,000 shares owned of record by Mr. Bishop in his capacity as trustee of irrevocable trusts for his three adult children.

(12) Includes 21,000 shares held in Mr. Aldridge's individual retirement account.

                         PROPOSAL NO. 1

        TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ADD ARTICLE ELEVEN TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES OF DIRECTORS WITH STAGGERED THREE-YEAR TERMS.

        Approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the combined voting power of all of the issued and outstanding shares of Common Stock and 1993
Preferred Stock entitled to be voted at the Annual Meeting, voting together as a single class.

        The Board of Directors has unanimously approved and recommends that the stockholders adopt an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation to divide the Company's Board of Directors into three approximately equal classes with staggered terms. The purpose of the Amendment is to promote continuity and stability in the Company's management and policies by making an attempted takeover of the Company more difficult. The proposed Amendment is not, however, in response to any effort of which the Company is aware to accumulate the Company's $.00001 par value common stock ("Common Stock"), or to obtain control of the Company. Rather, the Board of Directors wishes to protect stockholder investments in the Company by ensuring that unsolicited bidders will not be in a position to place undue pressure on the Board of Directors or stockholders of the Company and that the ability of the Board of Directors to negotiate with any potential acquirer is from the strongest practical position, which is in the interest of all stockholders. Except as set forth in Proposal No.
4, the Board of Directors does not intend to propose further amendments to the Company's Restated Certificate of Incorporation or Amended By-laws that might affect attempts to take over or change control of the Company.

        The Company's Restated Certificate of Incorporation contains other provisions that may limit or prevent a change in control of the Company. Article Four thereof, which is proposed to be amended as described in Proposal No. 4, provides that the authorized capital of the Company consists of 20,000,000 shares of Common Stock, 1,000,000 shares of Series 1993, 8% Convertible Preferred Stock and 2,000,000 shares of preferred stock ("Series Preferred Stock"). The Board of Directors may issue, from time to time, Common Stock, Series 1993 Preferred Stock or one or more classes or series of Series Preferred Stock with such designations and preferences and voting and other rights as they deem appropriate without stockholder approval. (See "Proposed Sale of Preferred
Stock to Den norske Bank AS" under Proposal No. 4.) The Board of Directors, by issuing such Common Stock, Series 1993 Preferred
Stock or Series Preferred Stock, could adversely affect the voting power of the outstanding shares of Common Stock and discourage any attempt to gain control of the Company.

        To implement the classified Board of Directors, the Amendment would permit Class I, Class II and Class III directors initially to be elected at the Annual Meeting of Stockholders for terms of one year, two years and three years, respectively. If the Amendment is adopted, Class I directors elected at the Annual Meeting will hold office until the 2000 Annual Meeting; Class II directors elected at the Annual Meeting will hold office until the 1999 Annual Meeting; and Class III directors elected at the Annual Meeting will hold office until the 1998 Annual Meeting; and, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal. At each annual meeting commencing with the 1998 Annual Meeting, directors elected to succeed those in the class whose terms then expire will be elected for three-year terms so that the terms of one class of directors will expire each year. Thus, the stockholders will elect only approximately one-third of the directors at each annual meeting. In addition, the Board of Directors may fill any vacancies which occur for the remainder of the term of the director who ceases to be a director.

        Delaware law provides that the certificate of incorporation of a corporation may provide that the directors be divided into one, two or three classes, the terms of the directors initially to be classified as follows: the first class to expire at the annual meeting next ensuing; the second class one year thereafter; and the third class two years thereafter and that at each annual election held after such classification, directors shall be elected for a full term. The Amendment is also consistent with the rules of the Nasdaq Stock Market on which the Company's Common Stock is traded.

ADVANTAGES OF A CLASSIFIED BOARD

        The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its stockholders because providing that directors will serve three-year terms rather than one-year terms increases the likelihood of continuity and stability in the policies formulated by the Board. While management has not experienced any problems with continuity in the past, it wishes to ensure that this experience will continue and believes that the staggered election of directors will promote continuity because only approximately one-third of the directors will be subject to election each year.

        The Amendment would significantly extend the time required to make any change in control of the Board and will tend to discourage any hostile takeover bid for the Company. Presently, a change in control of the Board can be made by the holders of a majority of the outstanding voting stock of the Company at a single annual meeting. Under the proposed Amendment, it will take at least two annual meetings for such stockholders to make a change in control of the Board, since only a minority of the directors will be elected at each meeting. Staggered terms would also guarantee that approximately two-thirds of the directors at any one time would have at least one year's experience as directors of the Company.

DISADVANTAGES OF A CLASSIFIED BOARD

        The Amendment will make it more difficult for stockholders to change the composition of the Board even if stockholders believe such a change would be desirable. Because of the additional time required to change control of the Board, the Amendment will also tend to perpetuate incumbent management. The Amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the bidder were to acquire a majority of the Company's outstanding stock; accordingly, it will tend to discourage certain tender offers, perhaps including some offers which stockholders might deem to be in their best interest. As a result, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. The Amendment could also discourage open market purchases by a potential takeover bidder. Such purchases could temporarily increase the market value of the Company's Common Stock, enabling stockholders to sell their shares at a price higher than that which would otherwise prevail. Finally, the Amendment could decrease the market price of the Company's Common Stock by making the stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops.

        For information regarding the nominees for election to the Board of Directors at the Annual Meeting and the class of directors in which each director will initially serve if the Amendment is adopted, see Proposal No. 2 below.

                        PROPOSAL NO. 2

        TO ELECT DIRECTORS TO SERVE FOR TERMS OF ONE TO THREE YEARS, RESPECTIVELY, OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED
IF PROPOSAL NO. 1 IS APPROVED, AND TO ELECT THE SAME PERSONS AS DIRECTORS FOR A TERM OF ONE YEAR IF PROPOSAL NO. 1 IS NOT APPROVED.

        The affirmative vote of the holders of a majority of the voting power of all of the issued and outstanding shares of Common Stock and 1993 Preferred Stock entitled to be voted at the Annual Meeting, voting together as a single class, is required to elect each director.

        If Proposal No. 1 is approved by the stockholders, the persons named in the enclosed proxy will vote for the election of the nominees for each class of the Board of Directors and for the respective terms designated below unless authority to vote is withheld. If Proposal No. 1 is not approved, the persons named in the enclosed proxy will vote for the election of such nominees for a one-year term expiring at the 1998 Annual Meeting of Stockholders unless authority to vote is withheld.

        In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors at eight. The Board of Directors has nominated Douglas L. Hawthorne,

Rick G. Avare, Leonard K. Nave, David J. Fox, Donald A. Schellpfeffer, William D. Bishop, Len Aldridge and Robert L. McIntyre for election as directors at the Annual Meeting. All of the nominees with the exception of Messrs. Bishop, Aldridge and McIntyre are currently serving as directors of the Company.

        There are no family relationships among any directors, nominee for director, or executive officers of the Company. Each of the nominees has consented to being named as a nominee and to serve as a director if elected. However, if for any reason any nominee for director is not a candidate at the election, the enclosed proxy will be voted for the election of a substitute nominee at the discretion of the person of persons voting the enclosed proxy. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

        Information regarding the nominees is provided below and under "Security Ownership", "Executive Compensation", and "Certain
Relationships and Related Transactions".

NOMINEES FOR DIRECTOR

Class I (Term of Office     Age       Principal Occupation       Director
Expires in 2000)                                                 Since
----------------            ---       --------------------       -----

Rick G. Avare(1)            35        President and Chief        Sept. 1994
                                       Executive Officer
                                       of the Company

David Fox, Jr.(2)           76        President, Appalachian     Aug. 1996
                                       Production Company
                                       and President and
                                       Chairman of the Board
                                       of FGO, Inc.

Class II (Term of Office    Age       Principal Occupation       Director
Expires in 1999)                                                 Since
----------------            ---       --------------------       -----

Leonard K. Nave(1)          61        Chairman, President,       Sept. 1994
                                       and Chief Executive
                                       Officer of Southern
                                       Gas Company of Del-
                                       aware, Inc.

Len Aldridge                59        Real Estate Manage-        N/A
                                       ment and Development


                                      10

Class II (Term of Office    Age       Principal Occupation       Director
Expires in 1999)                                                 Since
----------------            ---       --------------------       -----

Robert L. McIntyre          51        Attorney at Law            N/A

Class III (Term of          Age       Principal Occupation       Director
Office Expires in                                                Since
1998)
-----                       ---       --------------------       -----

Douglas L. Hawthorne
(1)(2)                      55        Business Consultant        Mar. 1993

William D. Bishop           56        Coal Executive, Quin-      N/A
                                       tana Coal Company
                                       Kentucky

Donald A.
Schellpfeffer M.D.(2)       54        Physician                  Mar. 1993

(1) Member of Executive Committee.

(2) Member of Audit and Compensation Committees.

        Rick G. Avare has served as President and Chief Executive Officer of ARI since May 15, 1996, and as a director of ARI since September, 1994. He has also served as Chief Operating Officer of the Company's wholly-owned subsidiary, Southern Gas Company of Delaware, Inc. ("Southern Gas"), since January 1, 1996, and as Vice President, Treasurer and a director of Southern Gas since February, 1994. Mr. Avare served as Chief Operating Officer and Executive Vice President of ARI from August, 1995 until May 15, 1996, and he served as Chief Financial Officer of ARI from September, 1994, through December, 1995. He also served as Chief Financial Officer of Southern Gas from February, 1994 through December, 1995. Since March, 1995, Mr. Avare has served as the Administrative Member for Prima Capital, LLC. From February, 1995, to November 15, 1995, Mr. Avare served as a director for Bullet Sports International, Inc. From March 29, 1993, to April 27, 1993, Mr. Avare served as a director of ARI. Mr. Avare was the Vice President of Finance and Treasurer of Southern Gas Company, Inc., a Kentucky corporation, ("SGC") from 1987 until its dissolution in 1995. He has served as Chairman of the Board and Chief Executive Officer of Southern Gas Holding Co. Inc. ("SGH"), the parent company of SGC, since January, 1995, and as a director and Vice President and Secretary since October, 1988. Prior to his involvement with SGC, Mr. Avare was employed by the national accounting firm of Grant Thornton (now part of KPMG Peat Marwick, LLP) in Lexington, Kentucky. Mr. Avare received his Bachelor of Arts degree from Transylvania University in Lexington, Kentucky, in 1983 and his Masters in Accounting from the University of Kentucky in 1985. Mr. Avare is a certified public accountant and is currently a member of the American

Institute for Certified Public Accountants and the Kentucky Society of Certified Public Accountants.

        Leonard K. Nave has served since February, 1994, as Chairman of the Board, Chief Executive Officer, President and a director of Southern Gas. He has served as a director of ARI since September, 1994, and served in that position from March 29, 1993, to April 27, 1993. Since February, 1995, Mr. Nave has served as a director for Bullet Sports International, Inc. Mr. Nave served as the
President, Chief Executive Officer and a director of SGC, from its inception in March, 1983, until its dissolution in February, 1995. Since October, 1988, Mr. Nave has served as the President and a director of SGH. In addition, Mr. Nave currently holds the following positions: President and a director of Nawenco Equipment, Ltd. (since March, 1992); and President and a director of Woodway Farms, Inc. (Since August, 1983). In February, 1996, Mr. Nave filed for reorganization and protection under Chapter 11 of the Code. This action was initiated primarily because of the attempted enforcement of certain guaranties which Mr. Nave had signed on behalf of an unrelated corporation. From November, 1991, through 1995, Mr. Nave was Vice President and a director of Maxwell House, Inc.; and from May, 1983, through September, 1994, he served as Vice President and a director of Wright Resources, Inc. From 1980 to 1983, Mr. Nave was a senior partner in the law firm of Nave, Williams & Palmore (now Jackson & Kelly) in Lexington, Kentucky.
Mr. Nave received his Bachelor of Arts degree from the University of Kentucky in 1956 and a Bachelor of Laws and Letters degree from the University of Kentucky College of Law in 1959. Mr. Nave, who has been engaged in energy and related activities for more than twenty years, pioneered and implemented the first and largest direct sale of natural gas on the Columbia Gas of Kentucky system. Mr. Nave is an active member of the Kentucky Bar Association.

        Douglas L. Hawthorne has been a director and Chairman of the Board of ARI since March 29, 1993, and has been a director of Southern Gas since February, 1994. Since February, 1995, Mr. Hawthorne has been a director of Bullet Sports International, Inc. Since 1992, Mr. Hawthorne has been a principal of Carillon Capital, Inc., a Dayton-based investment banking firm. From 1991 to 1994, Mr. Hawthorne was a principal in SPECTRA Group, Inc., a management consulting firm, also based in Dayton, Ohio. From 1986 to 1991, Mr. Hawthorne served as the Chairman of the Board, President and Chief Executive Officer of Society Bank, N.A., Dayton, Ohio ("Society Bank"). From 1971 through 1992, he held a variety of positions within The Third National Bank and Trust Company ("Third National"), and its successor, Society Bank, as it grew from $200 million to $3 billion in assets with 90 offices spanning Southern Ohio. Mr. Hawthorne initially served as Vice President of
Corporate Development, Research and Planning of Third National, and subsequently assumed successively more responsible senior management positions, culminating as Chief Executive Officer in 1984. During his association with Society Bank, Mr. Hawthorne was a member of the Executive Management Committee and Society Bank's Retail Bank Operating Committee. From 1976 to 1996, he served as Board Trustee and, most recently, as Vice Chairman of MedAmerica Health Systems Corporation and Chairman of MedAmerica International Insurance, Ltd. From 1992 to March, 1995, Mr. Hawthorne served as a Trustee of Wright State University and is currently a Trustee of The Dayton Foundation. He received his undergraduate degree from Wabash College and attended New York University's Graduate School of Business as well as many professional development programs.

        Donald A. Schellpfeffer, M.D. has served as a full time practicing anesthesiologist and medical doctor at Sioux Falls Surgical Center, Sioux Falls, South Dakota since 1985. Dr. Schellpfeffer was a major investor in one of the drilling programs sponsored by Standard Oil & Exploration of Delaware, Inc. ("Standard Oil") and was one of the co-plan proponents of Standard Oil's Plan of Reorganization (the "Plan"). Upon consummation of the Plan, Dr. Schellpfeffer exchanged his administrative claims against Standard Oil for equity securities in the Company. See "Certain Relationships and Related Transactions". In January 1974, Dr. Schellpfeffer purchased a limited partnership interest in Grenoble Partnership, a South Dakota limited partnership which owned and operated an apartment complex in Nebraska. In 1978, Dr. Schellpfeffer became general partner of the partnership. In August 1991, the partnership filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. Through restructuring and extension of loans, all creditors have been satisfied and the partnership's plan of reorganization was confirmed on November 15, 1992.

        David Fox, Jr. has served as a director of ARI since August, 1996. Mr. Fox has served as Vice Chairman and Secretary-Treasurer of McJunkin Appalachian Oil Field Supply Company since 1989. He also currently holds the position of President of Appalachian Production Co., an oil and gas producing company, as well as President and Chairman of the Board of FGO, Inc., a West Virginia corporation engaged in developing residential real estate properties in and around Huntington, West Virginia; and President and a Director of Charleston National Properties, LLC, a real estate development company in the Charleston, South Carolina, area. Mr. Fox also currently serves as a Director of KYOWVA Container Corporation; River Cities Association; Bank One, West Virginia, Charleston; Bank One, West Virginia; and the Marshall University Foundation. During the past five years, Mr. Fox served as President of the Marshall University Foundation. Mr. Fox is a graduate of Greenbrier Military School and attended Marshall University. He is a past President of Branchland Pipe and Supply Company and has more than fifty years of experience in energy and related activities.

        William D. Bishop has served as President of Blackhawk Mining Company, Inc. (formerly Quintana Coal Company) since June 1985. He has also been part owner and manager of Quintana Coal Kentucky,
LLC since June 1985. Mr. Bishop has nearly thirty years of experience in energy and related activities, having been employed since 1969 in executive positions with energy-related companies, including Ashland Oil, Inc., Ashland Coal, Inc., and Sierra Coal
Company/Utah International, Inc.   Mr. Bishop graduated from the
University of Kentucky in May 1965 with a Bachelors of Science
Degree in Economics and in December 1965 with a Masters Degree in Business Administration.

        Len Aldridge has served as Vice President of Limited Partners of Lexington, a Kentucky corporation engaged in the development and management of real estate, since March 1984. Mr. Aldridge also currently holds the following positions: Partner of Poole &
Aldridge (since 1975), Vice President of Poole Enterprises, Inc. (since 1988), Director of Rafferty's Inc. (since 1991), Vice President/Treasurer of Mason Headley Development (since 1994). Mr. Aldridge graduated from the University of Kentucky in 1959 with a Bachelors of Science Degree in Commerce and has been a certified public accountant since 1962 as well as a certified financial planner since 1993. He is also currently a member of the American Institute of Certified Public Accountants and the Kentucky
Society of Certified Public Accountants.

        Robert L. McIntyre has been Of Counsel to the law firm of Breeding, Cunningham, Dance and Cress, PLC, of Lexington, Kentucky, since October 1996. From April 1992 through September 1996, Mr. McIntyre was a partner with the law firm of Breeding, McIntyre & Cunningham, PSC, wherein he managed the firm's energy, corporate, transactional and international practice. From April 1985 to March 1992, he served in various positions for Transco Energy Company ("Transco") and its subsidiaries, the most recent of which was as Vice President and Associate General Counsel for Transco from September 1989 through March 1992. Mr. McIntyre has nearly twenty-five years of experience in energy and related activities, having been employed since 1973 as staff or general counsel for energy-related companies, including The Superior Oil Company, Occidental Petroleum Company and subsidiaries, Burmah Oil & Gas Company and Texas International Company. Mr. McIntyre graduated from the University of Oklahoma in 1968 with a Bachelors of Science Degree in Geology and obtained his law degree from the University of Houston, Bates College of Law, in 1972. He is currently an active member of the State Bars of Kentucky and Texas, the Americana Bar Association, the American Petroleum Institute and various legal committees thereof, the Eastern Mineral Law Foundation, the American Corporate Counsel Association and the Rocky Mountain Mineral Law Foundation. Mr. McIntyre is also currently the Secretary (and former Legal Committee Chairman) for Affiliated Gas Producer Group and a Director of the American Heart Association (Houston Chapter). Additionally, he has chaired many programs involving the transportation, deregulation, marketing, exploration and production of natural gas and has been featured speaker at numerous seminars for energy-related associations.

                        PROPOSAL NO. 3

        TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE
COMPANY'S INDEPENDENT AUDITORS FOR 1997.

        Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the voting power of all of the issued and outstanding shares of Common Stock and 1993 Preferred entitled to be voted at the Annual Meeting, voting together as a single class.

        KPMG Peat Marwick LLP has served as the Company's independent auditors since 1994. The Board of Directors is of the opinion that KPMG Peat Marwick LLP is well qualified to continue such service and recommends that the stockholders vote FOR ratification of the selection of Peat Marwick LLP. One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, to have the opportunity to make a statement if they so desire, and to be available to respond to appropriate questions.

                        PROPOSAL NO. 4

        TO AMEND ARTICLE FOUR OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
$.00001 PAR VALUE COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000
SHARES.

        Approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the combined voting power of all of the issued and outstanding shares of Common Stock and 1993
Preferred Stock entitled to be voted at the Annual Meeting, voting together as a single class.

        The Board of Directors of the Company has unanimously approved and recommends that Article Four of the Company's Restated
Certificate of Incorporation be amended to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares.

REASONS FOR INCREASE.

        The Company is authorized to issue 20,000,000 shares of $.00001 par value common stock ("Common Stock"). See "Description of Capital Stock - Common Stock.

        At May 9, 1997, the Company had 8,273,722 shares of Common Stock issued and outstanding and had reserved 11,039,074 shares of Common Stock for future issuance. (See "Shares Reserved for
Issuance" and "Description of Derivative Securities".

        To facilitate growth, the Company has issued and sold shares of Common Stock and convertible preferred stock for cash and has granted options and warrants to purchase shares of Common Stock for cash in private transactions (i) to fund the acquisition of oil and gas properties, (ii) to repay indebtedness, (iii) to pay for services, and (iv) to provide working capital. (See "Recent Financings", "Shares Reserved for Issuance" and "Description of Derivative Securities".

        As a result of the prior issuances of shares of Common Stock and the reservation of shares of Common Stock to fund the exercise of outstanding warrants and options and the conversion of existing and proposed preferred stock, the Company only has 687,204 shares of Common Stock available unless its Certificate of Incorporation is amended to increase its authorized shares of Common Stock.

        The Board of Directors believes that the ability to issue additional shares of Common Stock may be essential to the Company's continued growth and recommends that the Company's shareholders vote for the proposal to increase the Company's authorized Common Stock from 20,000,000 to 50,000,000 shares.

EFFECT OF AN INCREASE.

        The Board of Directors is authorized to issue and sell shares of the Company's Common Stock for any valid corporate purpose at such prices as it may determine to be in the best interest of the Company. Although the Board of Directors believes that it is important to the Company's continued growth that shares of Common Stock be made available for future issuance, the Company does not have any present plans, arrangements or understandings to issue any additional shares of Common Stock other than shares that are presently reserved for issuance. (See "Proposed Sale of Preferred Stock to Den norske Bank AS, "Shares Reserved for Issuance" and "Description of Derivative Securities".)

        Holders of Common Stock do not have a preemptive right to purchase additional shares of Common Stock. Therefore, the issuance of additional shares of Common Stock would have a dilutive effect on the percentage of equity of the Company owned by the present holders of Common Stock. Also, depending on the prices at which additional shares of Common Stock are issued, such issuances could have a dilutive effect on the net book value and net earnings per share of the Common Stock.

PROPOSED SALE OF PREFERRED STOCK TO DEN NORSKE BANK AS.

        At March 31, 1997, the Company was indebted to Den norske Bank AS (the "Bank") under a revolving credit agreement in the principal amount of $24,083,000 and under a development credit agreement in the principal amount of $1,004,205.

        The Bank and the Company have entered into negotiations under which the Company would designate, issue and sell to the Bank a new series of preferred stock with a purchase price of $1,000 per share and an aggregate purchase price of up to $10,000,000 cash.
The new series of preferred stock would consist of up to 10,000 shares of $.0001 par value preferred stock designated 1997 Series
A Convertible Preferred Stock with the following characteristics:

        Dividends: Cumulative annual dividends in the amount of $80.00
        ---------
per share.

        Voting. One vote per share voting as a single class with the
        ------
Common Stock and 1993 Preferred Stock, except as required by law.

        Liquidation. $1,000 per share plus unpaid cumulative
        -----------
dividends.

        Conversion. Convertible in whole or in part into Common Stock
        ----------
at the option of the Bank at a conversion price equal to the average market price of the Common Stock for the five trading days immediately preceding the date the notice of conversion is given, but not less than $3.00 per share during the first five years after issuance of the preferred stock (the "Conversion Price"), provided; however, that not more than one-third of the shares of preferred stock held by the Bank can be converted during any twelve month period and no conversions can be effected during the first twelve months after issuance of the preferred stock.

        Redemption. Redeemable in whole or in part at the option of
        ----------
the Company, anytime and from time to time one year after issuance for $1,100.00 per share plus unpaid cumulative dividends payable in cash or shares of Common Stock. Provided; however, if senior management standing for reelection are not reelected or an involuntary change of control of the Company occurs, the Bank would have the option to require the Company to (i) immediately redeem all shares of the preferred stock then held by it for $1,150 per share, plus unpaid cumulative dividends, or (ii) immediately convert all of the shares of preferred stock into Common Stock at the Conversion Price. No determination has been made as to what would constitute an involuntary change of control. Otherwise, the Bank could not directly own, at any one time, more than 4.9% of the Company's issued and outstanding Common Stock. In the event the Company voluntary elects to pay in full its then existing indebtedness to the Bank, the Bank could elect to apply such payment to the redemption of the preferred stock rather than the payment of the indebtedness.

        The agreement in principal provides that the Company will pay the Bank a cash placement fee equal to 7% of the aggregate purchase price of the preferred stock. If the Company and the Bank enter into a definitive agreement with respect to the preferred stock, the Company will have the right to unilaterally terminate the agreement by paying the Bank $250,000 in liquidated damages. The agreement in principal also provides that the Company will issue six year warrants to the Bank to purchase 525,000 shares of Common Stock for $3.25 per share.

        If the sale of preferred stock is consummated, it is estimated that the net proceeds will total approximately $9,230,000, substantially all of which would be used to repay indebtedness with the balance, if any, used for general corporate purposes.

        There can be no assurance that the Company and the Bank will enter into a definitive agreement for the sale of the preferred stock, or if a definitive agreement is entered into, that the terms would not change or that the sale would be consummated. The Company has reserved 525,000 shares of its existing authorized and unissued Common Stock for the issuance of warrants to the Bank and has reserved 3,333,333 shares of its existing authorized and unissued Common Stock for conversion of the preferred stock issued to the bank. The issuance of the warrants and the preferred stock to the Bank is not subject to the approval of the Company's stockholders and the Company may issue such warrants and shares of preferred stock whether or not Proposal No. 4 is approved or disapproved at the Annual Meeting.

DESCRIPTION OF CAPITAL STOCK.

        General. The Company is authorized to issue 23,000,000 shares
        -------
of capital stock, consisting of 20,000,000 shares of Common Stock, par value $.00001 per share, 1,000,000 shares of preferred stock designated as Series 1993, 8% Convertible Preferred Stock, and 2,000,000 shares of series preferred stock ("Preferred Stock").

        Common Stock. The holders of Common Stock are entitled to one
        ------------
vote for each share held of record on all matters submitted to a vote of stockholders and vote together as a single class with the holders of the 1993 Preferred Stock. There is no cumulative voting with respect to the election of directors. Therefore, the holders of more than 50% of the shares of Common Stock and 1993 Preferred Stock voting for the election of directors can elect all of the directors if they choose to do so. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets available for distribution to them after the payment of liabilities and after provision has been made for each class of stock having preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive, subscription or redemption rights. All of the issued and outstanding shares of Common Stock are fully paid and nonassessable.

        The Company has never paid a dividend on the Common Stock and the Company's revolving credit agreement with the Bank prohibits the payment of dividends. Also, no dividends can be paid on the Common Stock unless all accrued and unpaid cumulative dividends have been paid on the outstanding shares of 1993 Preferred Stock. (See "1993 Preferred Stock".)

        Preferred Stock. The Board of Directors has authority, without
        ---------------
further action by stockholders, to issue from time to time up to 2,000,000 shares of Preferred Stock with a par value of $.0001 per share, in one or more series, and to fix the designations, preferences, powers and relative, participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption and liquidation preferences, any or all of which may be greater than the rights of Common Stock; provided, however, except as otherwise required by law, each share of Preferred Stock shall not be entitled to more than one vote on any matter voted on by the common stockholders. The Board of Directors, without stockholder approval, can, from time to time, issue Preferred Stock with voting, conversion and other rights which could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could be issued quickly with terms calculated to delay or prevent a change in control of the Company without any further action by the stockholders. (See "Proposed Sale of Preferred Stock to Den norske Bank AS".)

        1993 Preferred Stock. The Company is also authorized to issue
        --------------------
1,000,000 shares of Series 1993, 8% Convertible Preferred Stock ("1993 Preferred Stock"), with a par value and liquidation preference of $12.00 per share. Each share of 1993 Preferred Stock is (i) entitled to four votes per share and votes together as a single class with the holders of Common Stock, (ii) is convertible into 1 share of Common Stock at the option of the holders thereof (subject to adjustment for subsequent issuance of Common Stock dividends and other changes in the number of shares of outstanding shares of Common Stock for which the Company receives no monetary consideration) and is entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, 8% cumulative annual dividends per share payable in Common Stock on the basis of one share of Common Stock (rounded to the nearest whole share) for each $1.00 of declared dividends. Dividends are payable semi-annually and interest accrues on unpaid dividends at the rate of 10% per annum until paid. There are no accrued and unpaid dividends on the 1993 Preferred Stock as of the date of this Proxy Statement. The 1993 Preferred Stock is not redeemable.

SHARES RESERVED FOR ISSUANCE.

        At May 9, 1997, the following shares of Common Stock were reserved for issuance (See "Description of Derivative Securities"):

        No. of Shares:        Reserved for Issuance With Respect To:
        -------------         -------------------------------------

        2,000,000             1994 Compensatory Stock Option Plan.

          950,000             Incentive Stock Option Plan.

          329,000             1994 Employee Stock Compensation Plan.

          268,851             1993 Convertible Preferred Stock.

        1,587,235             4% Convertible Debentures.

          205,834             1995 Class A Warrants.

          205,834             1995 Class B Warrants.

          165,000             1996 Class A Warrants.

          100,000             Morgan Lang Warrant.

                              19

          100,000             AMC Consumer Services Warrant.

          200,000             Bridgewater Financial Warrant.

          225,000             AKS Warrant.

          643,987             Andrew Kacic Stock Option.

          100,000             Corporate Communications Stock Option.

          100,000             World Capital Funding Stock Option.

          525,000             Warrants proposed to be issued to the
                              Bank. (See "Proposed Sale of Preferred
                              Stock to Den norske Bank").

        3,333,333             New Convertible Preferred Stock
        ---------
                              proposed to be designated and issued to
                              the Bank. (See "Proposed Sale of
                              Preferred Stock to Den norske Bank".)

       11,039,074
       ==========

DESCRIPTION OF DERIVATIVE SECURITIES.

        1994 Compensatory Stock Option Plan. The Company's
        -----------------------------------
Compensatory Stock Option Plan was adopted by the Company's Board of Directors for the purpose of providing an incentive to aid in attracting and retaining qualified officers, directors and employees. Options are priced at the current market value on the date of grant and vest at such time or times specified by the Compensation Committee of the Board of Directors. The options expire ten years after the date of grant, except that options expire 15 months after an optionee's date of death, 12 months after an optionee's employment is terminated without cause and immediately if the optionee's employment is terminated with cause. At March 31, 1997, the Company had granted options under the plan to purchase 1,943,910 shares of Common Stock and had reserved 56,090 shares for future grants.

        1993 Preferred Stock. The Company's 1993 Preferred Stock is
        --------------------
convertible into 1 share of Common Stock at the option of the holders thereof (subject to adjustment for subsequent issuance of Common Stock dividends and other changes in the number of shares of outstanding shares of Common Stock for which the Company receives no monetary consideration). See "Description of Capital Stock - 1993 Preferred Stock".

        4% Convertible Debenture.  In the fourth quarter of 1996, the
        ------------------------
Company issued $6,000,000 principal amount of 4% debentures that are convertible at the option of the holders into shares of Common Stock valued at the lesser of (i) the closing bid price of the common stock as reported by NASDAQ on the date of issuance of the debenture, and (ii) 75% of the average closing bid prices of the Common Stock as reported by NASDAQ for the five trading days prior to the date of conversion (the "Conversion Price"). The closing bid prices when the debentures were issued ranged between $3.00 and $3.50 per share. Debentures that are not converted prior to their maturity dates will automatically convert on their maturity dates. Accrued interest on the debentures will be paid on their conversion dates by the issuance of shares of Common Stock valued at the Conversion Price. The Company has the right, subject to certain terms and conditions, to redeem any debenture for 125% of its principal balance plus accrued interest if the Conversion Price falls below the closing bid price on the date of issuance of that debenture. As of May 9, 1997, $3,529,075 principal amount of the 4% debentures had been converted into shares of Common Stock. (See "Recent Financings".)

        1995 Class A Warrants. 1995 Class A Warrants to purchase an
        ---------------------
aggregate of 205,834 shares of Common Stock were issued by the Company in the November 1995 Private Placement. (See "Recent Financings".) Each 1995 Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.50 per share. The 1995 Class A Warrants are exercisable for 36 months commencing October 8, 1997. The 1995 Class A Warrants are callable by the Company at any time on 30 days notice to the holders, but only if the closing price of the Common Stock as quoted on NASDAQ is not less than $5.50 per share for 20 of 30 consecutive trading days. If the Company calls the 1995 Class A Warrants, the holders thereof have the right to exercise their 1995 Class A Warrants within such 30 day period. The number and exercise price of the 1995 Class A Warrants are subject to adjustment if the Company pays a dividend in shares of Common Stock (other than Common Stock dividends paid on preferred stock), subdivides or combines the Common Stock or pays a dividend on Common Stock with other securities issued by the Company or by another issuer. The Company may reduce the exercise price of the 1995 Class A Warrants to any amount the Company deems appropriate.

        1995 Class B Warrants. 1995 Class B Warrants to purchase an
        ---------------------
aggregate of 205,834 shares of Common Stock were issued by the Company in the November 1995 Private Placement. (See "Recent Financings".) Each 1995 Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.00 per share. The 1995 Class B Warrants are exercisable for 36 months commencing October 8, 1997. The 1995 Class B Warrants are callable by the Company at any time on 30 days notice to the holders, but only if the closing price of the Common Stock as quoted on NASDAQ is not less than $7.00 per share for 20 of 30 consecutive trading days. If the Company calls the 1995 Class B Warrants, the holders thereof have the right to exercise their 1995 Class B Warrants within such 30 day period. The number and exercise price of the 1995 Class B Warrants are subject to adjustment if the Company pays a dividend in shares of Common Stock (other than Common Stock dividends paid on preferred stock), subdivides or combines the

Common Stock or pays a dividend on Common Stock with other securities issued by the Company or by another issuer. The Company may reduce the exercise price of the 1995 Class B Warrants to any amount the Company deems appropriate.

        1996 Class A Warrants. 1996 Class A Warrants to purchase an
        ---------------------
aggregate of 165,000 shares of Common Stock were issued by the Company in the June 1996 Private Placement. (See "Recent Financings".) Each 1996 Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $4.00 per share. The 1996 Class A Warrants became exercisable on the closing date of the offering and expire October 8, 1999. The 1996 Class A Warrants are callable by the Company at any time on 30 days notice to the holders, but only if the closing price of the Common Stock as quoted on NASDAQ is not less than $5.50 per share for 20 of 30 consecutive trading days. If the Company calls the 1996 Class A Warrants, the holders thereof have the right to exercise their 1996 Class A Warrants within such 30 day period. The number and exercise price of the 1996 Class A Warrants are subject to adjustment if the Company pays a dividend in shares of Common Stock (other than Common Stock dividends paid on preferred stock), subdivides or combines the Common Stock or pays a dividend on Common Stock with other securities issued by the Company or by another issuer. The Company may reduce the exercise price of the 1996 Class A Warrants to any amount the Company deems appropriate.

        Morgan Lang Warrant. On June 16, 1995, the Company issued
        -------------------
warrants with an expiration date of June 15, 1998 to Morgan Lang Limited to purchase an aggregate of 150,000 shares of Common Stock (the "Morgan Lang Warrants"). Fifty thousand (50,000) shares of the Morgan Lang Warrants were exercisable at $2.63 per share, 50,000 shares are exercisable at $3.00 per share and 50,000 shares are exercisable at $3.50 per share. Morgan Lang has exercised Morgan Lang Warrants to purchase 50,000 shares of Common Stock for $2.63 per share. The Morgan Lang Warrants were issued as part of the consideration for a public relations consulting agreement with will terminate on June 15, 1998.

        AMC Consumer Warrant. On June 16, 1995, the Company issued
        --------------------
warrants with an expiration date of June 15, 1998 to AMC Consumer Services ("AMC") to purchase an aggregate of 150,000 shares of Common Stock (the "AMC Warrants"). Fifty thousand (50,000) shares of the AMC Warrants were exercisable at $2.63 per share, 50,000 shares are exercisable at $3.00 per share and 50,000 shares are exercisable at $3.50 per share. AMC has exercised AMC Warrants to purchase 50,000 shares of Common Stock for $2.63 per share. The AMC Warrants were issued as part of the consideration for a public relations consulting agreement which will terminate on June 15, 1998.

        Bridge Water Financial Warrant. On May 11, 1995, the Company
        ------------------------------
issued warrants with an expiration date of May 10, 2000 to Bridge Water Financial to purchase 200,000 shares of Common Stock with an exercise price of $2.75 per share. The warrants were issued as part of the consideration for a public relations consulting agreement that was terminated in January 1996.

        AKS Warrant. On February 26, 1996, the Company issued warrants
        -----------
with an expiration date of December 31, 1998 to AKS to purchase 225,000 shares of Common Stock with an exercise price of $5.00 per share (the "AKS Warrants"). The AKS Warrants were issued as part of the consideration for the purchase price for certain properties and equipment.

        Andrew Kacic Options. See "Certain Relationships and Related
        --------------------
Transactions- Executive Officers".

        Corporate Communications Options. On September 7, 1995, the
        --------------------------------
Company issued options to Corporate Communications Network, Inc. to purchase 100,000 shares of Common Stock for $4.50 per share. The options expire on September 6, 1998. The options were issued as part of the consideration for a public relations consulting agreement.

        World Capital Options. In conjunction with the November 1996
        ---------------------
Private Placement, the Company issued five-year options to designees of World Capital Funding, Inc., to purchase 100,000 shares of Common Stock at $4.50 per share. (See "Recent
Financings".)

RECENT FINANCINGS.

        In November 1995, the Company completed a private placement of
41.167 units for $30,000 per unit for which the Company received net proceeds of approximately $1,128,000 (the "November 1995
Private Placement"). Each unit consisted of 10,000 shares of Common Stock, 1995 Class A Warrants to purchase 5,000 shares of Common
Stock and 1995 Class B Warrants to purchase 5,000 shares of Common Stock. The exercise price of the 1995 Class A Warrants is $3.50 per share and the exercise price of the 1995 Class B Warrants is $5.00 per share. Both the Class A and Class B Warrants are exercisable for a period of 36 months commencing October 8, 1997.

        In June 1996, the Company completed a private placement of 100 units for $10,000 per unit for which the Company received net proceeds of approximately $900,000 (the "June 1996 Private Placement"). Each unit consisted of 3,300 shares of Common Stock and 1996 Class A Warrants to purchase 1,650 shares of Common Stock (the "June Private Placement Securities"). The exercise price of the 1996 Class A Warrants is $4.00 per share. The 1996 Class A Warrants were immediately exercisable and expire October 8, 1999.

        In the fourth quarter of 1996, the Company privately placed 4% Convertible Debentures in the aggregate principal amount of $6,000,000 with a maturity date one year from date of issuance (the "November 1996 Private Placement"). The debentures are convertible at the option of the holders into shares of Common Stock valued at the lesser of (i) the closing bid price of the Common Stock as reported on NASDAQ on the date of issuance of the debenture, or
(ii) 75% of the average closing bid prices of the Common Stock as reported on NASDAQ for the five trading days prior to the date of conversion (the "Conversion Price"). Debentures that are not converted prior to their maturity dates automatically convert on their maturity dates. Accrued interest on the debentures will be paid on their conversion dates by the issuance of shares of Common Stock valued at the Conversion Price.
If a debenture is not converted within five business days after the Company receives notice of the conversion, the Company is obligated to pay liquidated damages to the debenture holder for each $100,000 principal amount of debentures sought to be converted in the amount of $100 for the first two days, $200 for the next two days, $300 for the next two days, $400 for the next two days and $500 for each day thereafter until the conversion shares are delivered. Prior to the receipt of a conversion notice, the Company has the right to redeem any debenture for a cash amount equal to 125% of the principal amount of the debenture, plus unpaid accrued interest, if the Conversion Price is below the closing bid price of the Common Stock as reported on NASDAQ on the date the debenture was issued.
The closing bid prices when the debentures were issued ranged from $3.00 to $3.50. Upon giving notice of its intention to redeem a debenture, the debenture holder's right to convert the debenture is suspended, but the Company must pay an additional one percent per month in cash on a pro rata basis until the full redemption price is paid. If the full redemption price is not paid within ten business days after the redemption notice is given, the debenture holder has the right to convert the debenture into shares of Common Stock. A debenture holder may fax a notice to the Company requiring the Company to declare, by faxed notice within twenty-four hours after receipt of the notice from the debenture holder, whether the Company intends to effect a redemption within the following five business days. If the Company does not respond during said twenty-four hour period, the Company is precluded from redeeming that debenture holder's debentures during said five day period.

        In conjunction with the November 1996 Private Placement, the Company agreed to issue 173,724 restricted shares of Common Stock to World Capital Funding, Inc., Denver, Colorado, or to persons designated by it, with piggy-back registration rights, in partial payment of the placement agent's fee, and issued five-year options to World Capital Funding, Inc., or to persons designated by it, to purchase 100,000 shares of Common Stock at $4.50 per share.

                        PROPOSAL NO. 5

        THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY BE BROUGHT
PROPERLY BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR
ADJOURNMENTS THEREOF.

        The Board of Directors of the Company currently is unaware of any proposal to be presented at the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. Should any other proposal properly come before the Annual Meeting, the persons named in the enclosed proxy card will vote on each such proposal in accordance with their discretion.

                    EXECUTIVE COMPENSATION

        The table below sets forth information concerning the annual and long-term compensation for services to the Company and its subsidiary, Southern Gas Company of Delaware, Inc., for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were, at December 31, 1996 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                  SUMMARY COMPENSATION TABLE

                                             Annual                                 Long-Term
                                          Compensation                            Compensation
                                          ------------                            ------------

                                                                  Securities
                                                                  Underlying             All Other
Name and Principal                                 Other Annual      Stock     LTIP       Compen-
Position (1)           Year     Salary    Bonus    Compensation     Options   Payouts     sation
------------           ----     ------    -----    ------------     -------   -------     ------

Douglas L. Hawthorne   1996       --        --       $60,000        354,315      --         --
Chairman of the Board  1995       --        --        54,000        354,315      --         --
                       1994       --        --        27,000        182,712      --         --

Leonard K. Nave        1996    $175,761     --       $ 3,281        271,603      --      $8,750(2)
Chairman of the Board  1995     175,500     --         4,692        246,603      --       8,750(2)
President & Chief      1994     175,000     --          --          100,000      --       8,750(2)
Executive Officer, Southern Gas

Rick G. Avare          1996    $137,684  $50,000(3)  $17,400(4)     493,204      --      $6,846(2)
President & Chief      1995      99,546   50,000(5)   18,533(6)     268,204      --       4,952(2)
Executive Officer      1994      63,978     --        11,023(7)      50,000      --       5,000(2)

Jeffrey J. Hausman     1996     $71,546     --          --           25,000      --           --
Vice President & Chief 1995        --       --          --             --        --           --
Financial Officer      1994        --       --          --             --        --           --


(1) The disclosures in this table for Messrs. Hawthorne and Hausman have been provided for informational purposes only and in light of their status as significant employees of the Company. SEC rules require only the disclosure of the four most highly compensated executive officers whose total annual salary and bonus exceeds $100,000.

(2)) Represents contribution made on behalf of the Named Officer to a 401(K) plan.

(3) Represents a bonus for the Named Officer which was accrued as of December 31, 1996, and $30,000 of which was paid in February, 1997.

(4)     Includes car allowance of $11,907.

(5) In December, 1995, the Board of Directors approved a bonus for the Named Officer which was accrued as of December 31, 1995, and paid in January, 1996.

(6)     Includes car allowance of $12,038.

(7)     Represents a car allowance.

        The table below contains information on grants of stock options during 1996 to the Named Officers. No stock appreciation rights were granted during 1996.

               OPTION GRANTS IN LAST FISCAL YEAR
                      (Individual Grants)

                                 Percent of
                   Securities   Total Options
                   Underlying     Granted to
                    Options      Employees in   Exercise Price    Expiration
Name              Granted (#)       1996         ($/share)(4)        Date
----              -----------       ----         ------------        ----

Leonard K. Nave     25,000(1)       5.0%            $4.50          03/03/2001

Rick G. Avare      225,000(1)      45.1%            $4.50          03/03/2001

Jeffrey J. Hausman  75,000(2)      15.0%            $4.50             (3)

(1) These options were granted on March 4, 1996, under the Company's CSO Plan and are immediately exercisable.

(2) These options were granted on March 4, 1996, under the Company's CSO Plan, and they vest 25,000 immediately; 25,000 on March 4, 1997; and 25,000 on March 4, 1998.

(3) Five years from date of vesting (i.e., 25,000 expire 3/3/2001, 25,000 expire 3/3/2002, and 25,000 expire 3/3/2003.

        Shown below is information with respect to all unexercised options to purchase the Company's Common Stock granted to the Named Officers through the end of fiscal year 1996. No options were exercised by the Named Officers during 1996. No stock appreciation rights have been granted.


      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                 FISCAL YEAR-END OPTION VALUES

                                                                   Value of
                                             Number of Securities  Unexercised
                                                 Underlying       in-the-Money
                                              Unexercised Options   Options
                      Shares                      at FY-End       at FY-End($)
                    Acquired on     Value        Exercisable/     Exercisable/
Name                Exercise (#)  Realized($)    Unexercisable    Unexercisable
----                ------------  -----------    -------------    -------------

Douglas L. Hawthorne     --           --            354,315/0          0/0

Leonard K. Nave          --           --            271,603/0          0/0

Rick G. Avare            --           --            493,204/0          0/0

Jeffrey J. Hausman       --           --          25,000/50,000        0/0

        On April 14, 1994, the Board of Directors adopted two formal stock plans: (i) the CSO Plan, and (ii) the 1994 Employee Stock Compensation Plan ("Employee Plan"). The CSO Plan is a compensatory (non-statutory) stock option plan covering 2,000,000 (post-reverse stock split) shares of the Company's common stock, which is not a qualified plan under Section 422 of the Internal Revenue Code of 1986. The number of shares authorized for issuance under the CSO was originally 750,000; however, this amount was increased to 2,000,000 on June 22, 1995, by approval of the shareholders.

        The Employee Plan is an employee stock compensation plan covering 650,000 (post-reverse stock split) shares of the Company's Common Stock. The Employee Plan is not qualified under section 401(a) of the Internal Revenue Code of 1986. As of May 9, 1997, 321,000 shares have been issued under the Employee Plan.

        From March 19, 1994, and at various dates until February 2, 1995, the Company entered into separate Compensatory Stock Option Agreements with the following individuals: (i) Douglas L. Hawthorne, Chairman of the Board; (ii) Donald Schellpfeffer, Director; (iii) Leonard K. Nave, Director of the Company and President, Chief Executive Officer and a Director of Southern Gas; and (iv) Rick G. Avare, Director and President and Chief Executive Officer of the Company and Director, Vice President of Finance and Chief Operating Officer of Southern Gas. Pursuant to the terms of these agreements, Messrs. Hawthorne, Schellpfeffer, Nave and Avare were granted options to purchase 307,712, 150,000, 200,000 and 175,000 shares of Common Stock, respectively, at exercise prices of between $6.00 and $8.00 per share and expiring between March 18, 2003, and February 1, 2005. Effective March 4, 1996, the Board of Directors of the Company approved a Resolution wherein all options previously granted under the CSO Plan may be amended, at the election of the optionee, to provide that the option price be reduced to $4.50 per share and the term be reduced to 5 years from March 4, 1996.

        On November 12, 1996, the Company's Board of Directors adopted an Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan provides that in each Contribution Period, as hereinafter defined, (the
"Bonus Period") the Company will make a Bonus Contribution to the Bonus Plan. One-half of the Bonus Contribution will be an amount equal to two and one-half cents ($.025) per million cubic feet equivalent of the net increase in the Company's proved producing reserves during the Bonus Period; and the other one-half of the Bonus Contribution will be an amount equal to two percent (2%) of the Company's net income before taxes during the Bonus Period as determined in accordance with generally accepted accounting principles, excluding extraordinary items such as net gain or loss resulting from the sale, exchange or other disposition of capital assets (other than in the ordinary course of business), and, to the extent deducted in arriving at net income, interest, depreciation, depletion and amortization expenses. Provided, however, that the Bonus Contribution made during any Bonus Period cannot exceed the sum of $500,000.

        The initial contribution period begins January 1, 1997, and calendar year 1997 and each successive calendar year thereafter constitutes a Contribution Period until such time as the Bonus Plan is modified or terminated by the Board of Directors.

        Within 60 days after the end of each Bonus Period, the President of the Company is required to recommend the manner in which the Bonus Contribution is to be distributed among the Company's Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents, General Counsel, Corporate Secretary and other key personnel. All distributions are subject to approval by the Compensation Committee of the Board of Directors and by the Board of Directors.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS:

        On March 19, 1993, the Company executed a five-year employment agreement with Mr. Hawthorne, its Chairman of the Board, providing for such compensation as the Board of Directors deems appropriate and the grant of an option to purchase 392,541 shares of the Company's common stock (which number was subsequently adjusted to 32,712 following connection with the Company's reverse stock splits). Pursuant to the terms of a separate registration rights agreement, Mr. Hawthorne also was granted piggy-back registration rights with respect to the securities underlying the options granted under his employment agreement; however, on July 15, 1994, the Board of Directors cancelled the previously issued options and granted replacement options to Mr. Hawthorne on the same terms as the previous options but with a new exercise price. These replacement options were issued under the Company's 1994 CSO. Mr. Hawthorne's employment agreement does not require that he devote his full time to the Company.

        In August, 1993, SGC executed a five-year employment agreement with Mr. Nave providing for such compensation as the Board of Directors deems appropriate and providing for severance pay to Mr. Nave under certain conditions. The Company assumed this agreement as a result of the purchase transaction with SGC in February, 1994.

        On November 12, 1996, the Company entered into an Employment Agreement with Rick G. Avare, the Company's President and Chief Executive Officer, to serve in such capacity for a period of five years. If written notice of intent to terminate the agreement is not given by either party at least six months prior to the third anniversary of the agreement, after the fifth anniversary of the agreement it is automatically extended from year to year unless either party gives written notice of intent to terminate at least six months prior to the next anniversary date, at which time the agreement will terminate. As consideration for Mr. Avare's agreement to serve as President and Chief Executive Officer, the Company agreed to pay him a salary of $160,000 per year plus benefits customarily paid to executives holding similar positions. Mr. Avare's salary is subject to annual review by the Board of Directors. It can be increased by the Board of Directors, but it cannot be decreased.

        On the same date, the Company entered into a Change of Control Agreement with Mr. Avare. The agreement is for a term of five years. If written notice of intent to terminate the agreement is not given by either party at least six months prior to the third anniversary of the agreement, after the fifth anniversary of the agreement it is automatically extended from year to year unless either party gives written notice of intent to terminate at least six months prior to the next anniversary date, at which time the agreement will terminate. Provided, however, the Company is prohibited from giving notice of intent to terminate if within one year prior to the termination date the Company has received notice of or has reason to believe that a change of control may occur.

        The agreement provides that if a change of control occurs and Mr. Avare's employment subsequently terminates for any reason, the Company will pay to Mr. Avare an amount of monies equal to the sum of (i) any monies due him under the remaining term of his employment contract, (ii) any monies received by him from the sale of the Company's common stock acquired as the result of the exercise of stock options, (iii) 2.99 times the bonus awarded to him for the prior year under the Company's Incentive Bonus Plan or $300,000, whichever is greater, and (iv) all legal fees and expenses incurred by him as a result of such termination and in seeking to obtain or enforce any right under the agreement. In addition, the Company is obligated to permit Mr. Avare to participate, for a period of three years after termination, in the Company's insurance programs at no cost to Mr. Avare.

        Under the agreement, a change of control is deemed to occur if
(i) any person or group of persons, other than a group of persons consisting of the Company's officers and directors as of the date of the agreement, acting in concert, acquires beneficial ownership of the Company's then outstanding capital stock representing 20% or more of the voting power of all of such shares, (ii) the Company or any of its subsidiaries sell, assign or transfer assets for consideration greater than 50% of the book value of the Company's then consolidated assets as determined under generally accepted accounting principles, (iii) the Company or any of its subsidiaries merge, consolidate or otherwise reorganize and the Company's officers and directors as of the date of the agreement receive less than 35% of the voting power of the capital stock of the surviving or resulting entity, (iv) the Company adopts a plan of liquidation or dissolution, (v) the commencement of a tender offer for the Company's common stock, which, if successful, would result in a deemed change of control as defined in the agreement, (vi) a determination by the Board of Directors of the Company, in view of then current circumstances or impending events, that a deemed change of control as defined in the agreement has occurred or is imminent, (vii) the persons who were directors of the Company immediately prior to any merger, consolidation, sale of assets or contested election, or any combination of the foregoing, cease to constitute a majority of the Company's Board of Directors, and
(viii) the persons who were directors immediately prior to a tender offer or exchange offer for the Company's voting stock (other than by the Company or any of its subsidiaries) cease to constitute a majority of the Company's Board of Directors within two years after such tender or exchange offer.

        The Company also maintains Indemnity Agreements with Rick G. Avare, in his capacity as President and Chief Executive Officer; Ralph A. Currie, its Chief Financial Officer; Karen M. Underwood, its Corporate Secretary; and Douglas L. Hawthorne, Donald A. Schellpfeffer, Leonard K. Nave, Rick G. Avare and David Fox, Jr., its Board of Directors.

MANAGEMENT CHANGES:

        Andrew J. Kacic served as President, Secretary and Treasurer of the Company from the Company's inception in August, 1992, until he resigned effective December 31, 1995. He also served as a director of the Company from August, 1992, until August, 1996. Jonathan B. Rudney, an investor in Century, was elected President and Chief Executive Officer of the Company on January 1, 1996; however, he resigned in May, 1996, to avoid a conflict of interest in connection with the Company's negotiations for the purchase of oil and gas properties from Century. Rick G. Avare, who has served as a director of the Company since September, 1994, and who had served as Executive Vice President and Chief Operating Officer of the Company since August, 1995, succeeded Mr. Rudney as President and Chief Executive Officer. Mr. Kacic did not stand for reelection as a director, and his position on the Board was filled by the election of David Fox, Jr., at the Company's Annual Meeting of Shareholders held on August 14, 1996.

        Jeffrey J. Hausman has served as Chief Financial Officer of the Company since January 1, 1996, and Treasurer since August, 1996. During this time, Mr. Hausman has resided with his family in Nashville, Tennessee. Due to the excess time required of Mr. Hausman's position as a result of the Company's growth and his family's desire to remain in Nashville, Mr. Hausman resigned as an officer of the Company effective April 1, 1997. Mr. Hausman was succeeded by Ralph A. Currie, a certified public accountant and a former partner of KPMG Peat Marwick, Lexington, Kentucky.


        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BANKRUPTCY PROCEEDINGS.

        Donald Schellpfeffer, a director and beneficial owner of more than 5% of the Company's Common Stock, Boyt Investment Company, Donald Szymik, John Dennis, James Perry and Lavonne Anderson (collectively, the "Sioux Falls Investors") were working interest owners in the Sand Lake Project, which was owned at such time in part by the Company's predecessor, Standard Oil. Standard Oil filed a petition under Chapter 11 of the Code in April, 1991.
Andrew J. Kacic was a director and executive officer of Standard
Oil when the petition was filed. Collectively, the Sioux Falls Investors invested pre-petition $771,750 in the Sand Lake Project in late 1989 and received in exchange therefor a 24.5% working interest in the Project. The Sioux Falls Investors also provided, post-petition, $737,924 toward expenses incurred in performing an inquiry into the financial status of Standard Oil as well as toward legal and accounting expenses, the salary of Mr. Kacic and other fees necessary to develop and consummate the Plan. The funds advanced by the Sioux Falls Investors were designated as administrative expenses in the Plan for which they received
Preferred Stock.  Additionally, Jonathan B. Rudney, who was
President of the Company from January 1, 1996, until May 15, 1996, was Chief Operating Officer of Century when it filed for bankruptcy protection under Chapter 11 of the Code in August, 1993. In 1996, Leonard K. Nave, a director of ARI, a director and executive officer of Southern Gas and a beneficial owner of more than 5% of the Company's Common Stock, filed for reorganization and protection under Chapter 11 of the Code. This action was initiated primarily because of the attempted enforcement of certain guaranties which Mr. Nave signed on behalf of an unaffiliated corporation.

SOUTHERN GAS, SGC AND SGH.

        Mr. Nave, in his capacity as Trustee of a Trust for the benefit of his family, an executive officer of Southern Gas and director of ARI, and Mr. Avare, an executive officer of Southern Gas and an executive officer and director of ARI, are the principal stockholders, directors and executive officers of SGH. SGH was the parent company of SGC, a Kentucky corporation; and as part of the dissolution of SGC, SGH received 993,623 shares of common stock of the Company. From March 29, 1993, to April 27, 1993, Messrs. Nave and Avare served as directors of the Company and have served as directors continuously since September, 1994. During 1994 and 1995, the Company engaged in various transactions involving SGH and SGC and certain third parties regarding the acquisition of oil and gas properties and interests therein, including the acquisition of substantially all of the assets and certain liabilities of SGC in February, 1994. At the time such transactions were negotiated and consummated, Messrs. Nave and Avare were neither directors nor officers or stockholders of the Company.

        In 1995, the Company purchased a pipeline in the Gausdale
Field for $400,000 from SGH. The price was determined based upon future estimated cash flows from transportation fees discounted at 10%.

        At December 31, 1996, the Company has made advances to SGH totaling $163,728 which the principals of SGH intend to secure with Shares of Company Stock as it becomes available.

SEQUA TRANSACTIONS.

        At December 31, 1994, Sequa Financial Corporation ("Sequa") held 6.57% (202,800 shares) of common stock of the Company. Pursuant to a Settlement Agreement dated February 28, 1994, among Sequa, SGC, SGH, Wright Resources, Inc., Natural Resources Services, Inc. and Leonard K. Nave (the "Settlement Agreement"), Sequa agreed to the settlement of SGC's indebtedness of approximately $10,500,000 (including accrued interest) in consideration for the payment in cash of $5,750,000 and 811,200 shares (pre-reverse split) of the Company's restricted common stock (which were issued to SGC pursuant to an Asset Purchase Agreement therewith and subsequently transferred by SGC to Sequa).

        In connection with the transfer to Sequa of the 811,200 shares of common stock, the Company, SGC, SGH and Sequa entered into a Stockholders Agreement dated February 28, 1994 (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, Sequa granted to the Company the right and option (the "Call Option") to purchase from Sequa 311,200 restricted shares of common stock of the Company (the "Call Shares") for an aggregate purchase price of $750,000 plus earnings accrued thereon from the closing to the date of payment at an interest rate of 15% per annum. This Call Option expired by its terms on December 31, 1994.

        The Shareholders Agreement also granted unlimited piggy-back registration rights to Sequa exercisable in connection with the Company's registration of any of its stock or other securities under the Securities Act of 1933. The shares were included in an S-3 Registration Statement filed by the Company which became effective October 8, 1996. Sequa has since liquidated its share position.

OFFICE LEASE.

        In connection with the acquisition of the assets of SGC, The Company has assumed the obligations of a certain lease dated June
1, 1986, between Nave Properties, a sole proprietorship, and SGC relating to certain office space located in Versailles, Kentucky. This office serves as the principal headquarters of Southern Gas (formerly the principal headquarters of SGC); and effective January 31, 1996, the Company's Scottsdale, Arizona, office was closed and operations were consolidated in the Kentucky office. Nave Properties, which is owned by Leonard K. Nave, is an affiliate of the Company. The lease provides for monthly lease payments of $3,100 ($37,200 annually). The lease expires on February 28, 1998.

PRIVATE PLACEMENT.

        In October and November of 1994, the Company issued and sold to GFL Ultra Fund Limited ("GFL") for $6,500,000, an aggregate of 650,000 shares of 6% Junior Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), and warrants to purchase 156,000 shares of common stock at $8.75 per share, such warrants having expired at the end of 1995. In connection with this transaction, GFL entered into a Standstill and Registration Rights Agreement (the "Standstill Agreement") with the Company. The Standstill Agreement provided that GFL would vote all of its voting securities of the Company in accordance with the recommendation of the Company. Further, under the terms of the Standstill Agreement, GFL would not, without the prior written approval of the Board of Directors of the Company: (a) acquire beneficial ownership of additional voting securities of the Company; (b) transfer any voting securities of the Company except
(i) pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Act"); (ii) through a public offering designed to achieve a widespread distribution; or (iii) in connection with a Business Combination (as defined in the Standstill Agreement); (c) do or attempt to do any of the following matters: (i) submit any proposal with respect to a Business Combination involving the Company or any affiliate thereof; (ii) join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company; or (iii) solicit proxies from the stockholders of the Company; or (d) deposit any shares held by it in a voting trust or subject any of such shares to any arrangement or agreement with respect to the voting thereof.

        On May 5, 1995, the Company entered into a stock option agreement, as amended, with the holders of the Series B Preferred Stock. Under the agreement, the holders granted the Company or its nominee the right to acquire the then outstanding 425,000 shares of the Series B Preferred Stock. The agreement was amended to allow the holders to convert 47,326 shares of the Series B Preferred Stock to 236,000 shares of common stock. Also pursuant to the original agreement, 36,638 shares of the Series B Preferred Stock were acquired jointly by the directors of the Company; and these shares were subsequently converted into 146,004 shares of common stock. 36,638 shares of the Series B Preferred Stock were also acquired by Prima, an investment group in which Rick G. Avare owns a 20% interest. These shares were also subsequently converted into 146,004 shares of common stock. Of the remaining 304,398 optioned Series B Preferred Stock shares, the holder converted 50,000 of such optioned shares into 204,842 shares of common stock in accordance with the conversion factor. The remaining 254,398 optioned shares could have been purchased by the Company or its nominee at $13.48803 per share; however, the option terminated on September 19, 1995, without exercise.

        On January 2, 1996, the Company entered into a stock purchase agreement, as amended, with the holders of the outstanding Series
B Preferred Stock. Under the agreement, the Company or its assignee has the obligation to purchase the remaining outstanding Series B Preferred Stock at $13.70 per share. Payment terms under the agreement are as follows:

        DUE                    NUMBER
        DATE                   OF SHARES                AMOUNT
        ----                   ---------                ------

January 02, 1996               18,248                   $250,000
January 15, 1996               18,248                    250,000
February 10, 1996               3,650                     50,000
February 29, 1996              54,409                    745,400
March 31, 1996                 47,445                    650,000

        The share commitments through January 15, 1996, were purchased by individuals who are not associated or affiliated with the Company or any of the Company's directors or executive officers, and the February 10 and 29, 1996, share commitments were purchased by the Company, primarily with funds obtained under its credit facility with Den norske. Upon purchase, the Board of Directors retired 58,059 shares of Series B Preferred Stock.

        The share commitment due March 31, 1996, was amended to allow the holders of the Series B Preferred Stock to convert 25,679 shares of the Series B Preferred Stock into 100,000 shares of common stock. The remaining commitment of 21,676 shares of Series
B Preferred Stock for $296,932 was extended by mutual consent to April 30, 1996. The Company subsequently allowed the holders of the Series B Preferred Stock to convert the remaining 21,676 shares of Series B Preferred Stock into 75,410 shares of common stock.

LOAN TRANSACTIONS.

        In March, 1995, in order to meet a corporate commitment, the Company borrowed monies totalling $500,000 from Douglas L.
Hawthorne and Rick G. Avare, who are officers/directors of the Company. The funds bore interest at the rate of 10% per annum and were due in full in July, 1996. The note was secured by gas properties, and the individuals had the option to convert their note to a working interest position in wells to be drilled offshore Louisiana. In July, 1995, the related parties converted their note to a 13.75% working interest in two wells. Pursuant to an agreement between the parties, the Company had the right to repurchase the working interest position on or before September 30, 1995. The Company exercised the right, as amended, to repurchase the working interest position for $750,000 plus a 3.875% overriding royalty interest prior to September 30, 1995. In 1996, the Company purchased Mr. Avare's overriding royalty interest in the Ship Shoal 150 B-3 well for $125,000. The Company is considering repurchasing the remaining overriding royalty interests of Messrs. Hawthorne and Avare in the Ship Shoal 150 wells based upon the fair market value of the wells utilizing the 1996 year-end reserve report. However, no action has been taken by the Board of Directors at this time.

        In July, 1995, in order to fulfill a loan commitment to Century, an aggregate of $400,000 was funded by the directors of the Company. These monies were paid to the Company in exchange for a $400,000 participation in an existing note from Century Offshore Management Corporation ("Century") to the Company in the amount of $6,500,000 (the Century Note). Due to the fact that the Century Note was relinquished as a part of the Company's acquisition of the South Timbalier 148 properties, the Company and the directors simultaneously agreed to terminate the directors' participation in the Century Note. The Company remains liable to the directors for the outstanding balance at December 31, 1996, of $240,000 plus interest thereon at the rate of 22% per annum. Pursuant to the Termination of Participation Agreements entered into between the Company and the directors, payment of the balance is due in monthly installments of $12,352, beginning April 1, 1997, with the final payment due March 1, 1999.

        In April, 1996, the Company entered into agreements with two individuals, one of whom is Douglas L. Hawthorne, a director of the Company. Under the agreements, the individuals each paid to the Company $250,000 in exchange for the right to participate on a pro rata basis in the Century Note. The agreement allowed the individuals to receive a combined payment of $500,000 plus interest at 22% from the Century Note repayment. The agreements assigned the payments from the portion of the Century Note which was not pledged to the Company's primary lender. The proceeds received by the Company under the agreements, which reduced the carrying value of the Century Note, were used to fund additional development activities in the Gulf Coast region. In July, 1996, the Century Note was canceled as part of the consideration paid by the Company to Century for the purchase of certain oil and gas properties. The Company and the individuals simultaneously agreed to terminate the individuals' participation in the Century Note in exchange for the Company assuming the liability to repay $500,000 to the individuals plus interest thereon at the rate of 22% per annum. The Company has paid the non-affiliated individual in full. Pursuant to the Termination of Participation Agreement entered into between the Company and Mr. Hawthorne, payment terms of the balance include $50,000 due and payable by March 10, 1997, and the remaining balance due in monthly installments of $10,293 beginning April 1, 1997, with the final payment due March 1, 1999.

PRIMA TRANSACTIONS.

        Under the letter agreement dated October 17, 1994, the Company had the right to acquire a 10% equity interest in Settle for $4,000,000 (the "Settle Securities"). Due to the fact that the Company was not in a position to acquire this equity interest, the agreement was subsequently amended to permit a third party to acquire the Settle Securities. The funds used to effect the foregoing acquisition were borrowed by the third party from Prima, a limited liability company in which Rick G. Avare owns a 20% interest. The third party is also a member of Prima and the principal stockholder of Southern Resources, Inc. Prima, in turn, borrowed the funds it used to provide the foregoing loan from a bank in Lexington, Kentucky. The Company has not guaranteed nor is it obligated on the Prima bank loan, and the bank will look solely to Prima and its members for payments. In connection with this transaction, the Company entered into a Put Agreement (the "Put Agreement") dated March 15, 1995, with Prima which provided that in the event Prima obtained title to the Settle Securities, Prima had the right to require the Company to purchase the Settle Securities for $4,000,000, payable in cash and common stock.

        The Put Agreement with Prima was terminated in July, 1995, and a new agreement, as amended, providing for the Company's ability to call the Settle Securities from the third party member of Prima for $4,000,000 has been substituted therefor (the "Call Agreement").
The Call Agreement also provides for non-refundable monthly installments of $31,250 (as originally required under the Put Agreement) until such time as a total of $1,000,000 has been advanced under the Call Agreement (including payments previously made under the Put Agreement). In the event the Company elects to call the Settle Securities, the advance payments shall be credited toward the purchase price. Additionally, a $500,000 certificate of deposit held as collateral for Prima's loan was liquidated by the Company and the funds were advanced to Prima under the potential
Call Agreement. Prima used the $500,000 to purchase shares of Series B Preferred Stock from a third party, which Preferred Stock it subsequently converted to common stock. In the event the Company exercises the Call option, the $500,000 will be credited towards the purchase. The Company's right to call the Settle Securities begins January 15, 1997, and ends December 31, 1997.

EXECUTIVE OFFICERS.

        In September, 1995, the Company bought out a production platform use agreement from Century Oil, which is owned by Jonathan Rudney. Mr. Rudney was President of the Company from January 1,
1996, until May 15, 1996.

        Mr. Rudney is also a 25% owner of Century, with whom the Company is jointly developing certain offshore and onshore properties in the Gulf Coast region (see Item 2, Description of Property, Gulf Coast Properties in General, of this Report on Form 10-KSB, regarding the Joint Operating Agreement between the Company and Century).

        The Company has paid or accrued fees of approximately $68,000 and $44,000 during 1995 and 1994, respectively, to Advisory
Services, Inc., for consulting and administrative services.
Advisory Services is owned by Andrew J. Kacic who is a former officer and director of the Company.

        Effective December 31, 1995, the Company entered into a severance agreement with Andrew J. Kacic, its former President, Chief Executive Officer and founder, who resigned effective December 31, 1995. Under the agreement, Mr. Kacic was paid $85,000 and will receive the sum of $10,000 per month through March 31, 1998. In addition, the executive surrendered 515,590 CSO common stock options which had exercise prices of between $6.00 and $8.00 per share and expired between March 18, 2003, and February 1, 2005. In return, Mr. Kacic received 643,987 common stock options under a Severance Plan, at an exercise price of $4.00 per share and which expire on November 29, 2000. He also retained 46,203 CSO common stock options immediately exercisable, previously issued to him at $3.50 per share and which expire on October 11, 2002. The Company also agreed to provide for payment of an office lease through October, 1996, and assigned a one percent (1%) gross overriding royalty interest in certain oil and gas properties. As a result of the agreement, the Company recognized a charge against income of $371,346 and accrued a severance liability at December 31, 1995, of $286,346 based on an eight percent (8%) discount factor. As of December 31, 1996, this amount had been reduced to $142,293.

                     STOCKHOLDER PROPOSALS

        Any proposal that a stockholder of the Company intends to present at the 1998 Annual Meeting of Stockholders must be received by the Secretary at the Company's principal executive offices by March 2, 1998 in order to be considered by the Board of Directors for inclusion in the Board of Directors' proxy solicitation materials for that meeting.

                         ANNUAL REPORT

        The Company's 1996 Annual Report to Stockholders accompanies this Proxy Statement. All financial statements and other financial information and managements discussion and analysis of the financial condition and results of operations included in the Annual Report are incorporated herein by reference. Otherwise, the Annual Report does not form any part of the material for the solicitation of proxies.

                   PROXY SOLICITED ON BEHALF
                 OF THE BOARD OF DIRECTORS OF
             AMERICAN RESOURCES OF DELAWARE, INC.

        The undersigned hereby constitutes and appoints Douglas L. Hawthorne and Rick G. Avare, and each of them (acting together if both are present and voting, or if only one of them is present and voting, then by one), with full power of substitution in each of them, the attorneys and proxies of the undersigned to vote as designated below at the Annual Meeting of Stockholders of American Resources of Delaware, Inc. (the "Company") to be held on June 3, 1997, or at any adjournment or adjournments thereof (the "Meeting"), all shares which the undesigned is entitled to vote at the Meeting.

Proposal No. 1: Amendment to the Company's Restated Certificate of Incorporation to add Article Eleven to classify the Board of Directors into three classes of directors with staggered three-year terms.

/ / FOR  / / AGAINST  / / ABSTAIN

Proposal No. 2: Election of Directors:

Nominees: Rick G. Avare, Leonard K. Nave, Douglas  L. Hawthorne,
David  Fox, Jr., Donald A. Schellpfeffer, William D. Bishop, Len
Aldridge and Robert L. McIntyre.

/ / VOTE FOR nominees listed above, except vote withheld from following nominees (if any):
                            --------------------------------------
------------------------------------------------------------------

/ / VOTE WITHHELD from all nominees.

Proposal No. 3: Ratification of the selection of KPMG Peat Marwick LLP as independent auditors of the Company for 1997.

/ / FOR / / AGAINST / / ABSTAIN

Proposal No. 4: Amendment to Article Four of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares.

/ / FOR / / AGAINST / / ABSTAIN

Proposal No. 5: In their discretion, upon such other matters as may be brought properly before the Meeting.


        This proxy, if in proper form and not revoked, will be voted as specified by the stockholder. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF PROPOSALS NO. 1, 3 AND 4
AND FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 2. This proxy is revocable at any time before it is voted as indicated in the accompanying Proxy Statement. The accompanying proxy statement describes the discretionary authority of the proxies to vote for a substitute nominee if any of the nominees named above fails to stand for election at the Meeting.

        PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY. Please sign your name legibly exactly as it appears hereon. Each joint owner should sign. If executed by a corporation, please sign full corporate name by a duly authorize officer. Attorneys, executors, administrators, trustees, guardians, etc., should give full title as such.

                           DATE:
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